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                                                                    EXHIBIT 23.3


                          CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Amendment No. 1 to Form S-3 of our report dated February 26, 1998, appearing in Mack-Cali Realty Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference in this Registration Statement of our report dated September 15, 1997, except as to Note 12, which is as of October 30, 1997, relating to the combined financial statements of The Mack Group, for each of the three years in the period ended December 31, 1996, included in Cali Realty Corporation's Proxy Statement filed on November 10, 1997. We also consent to the incorporation by reference of our reports dated April 2, 1998 and April 16, 1998, which appear on pages 45 and 39 respectively of the Current Report on Form 8-K dated June 12, 1998. We also consent to the use in the Prospectus constituting part of this Registration Statement on Amendment No. 1 to Form S-3 of our report dated February 26, 1998, relating to the financial statements of Mack-Cali Realty, L.P., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

New York, New York
August 5, 1998